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                                                                       EXHIBIT 5
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Armstrong Teasdale LLP                                          Attorneys at Law
                                             One Metropolitan Square, Suite 2600
                                                  St. Louis, Missouri 63102-2740
                                                           Phone: (314) 621-5070
                                                             Fax: (314) 621-5065
                                                       www.armstrongteasdale.com

                               November 21, 2000

D & K Healthcare Resources, Inc.
8000 Maryland Avenue, Suite 920
St. Louis, Missouri 63105

     RE: Amended and Restated 1992 Long Term Incentive Plan

Gentlemen:

     In our capacity as counsel for D & K Healthcare Resources, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on or about November 21, 2000 relating to up to 650,000 shares of common stock, par value $0.01 per share (the "Company Common Stock") and associated preferred stock purchase rights (the "Rights"), to be offered by the Company pursuant to the Registration Statement in connection with the Company's Amended and Restated 1992 Long Term Incentive Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we deem relevant and necessary as a basis for the opinion expressed herein.

     Upon the basis of the foregoing, we are of the opinion that: (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the shares of Company Common Stock and the Rights to be issued in accordance with the Plan are duly and validly authorized, and (iii) when the Company Common Stock and Rights are issued in accordance with the procedures of the Plan, they will be duly and validly, issued fully paid and non-assessable.

     We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ARMSTRONG TEASDALE LLP

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